INCORPORATED UNDER THE LAWS OF

No XXXX

Kentucky

Shares XXXX



Valvoline Inc.

Common Stock

THIS CERTIFIES THAT SPECIMEN is the owner of

XXXX Shares of Common Stock each of the Capital Stock of

Valvoline Inc.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney, upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation this Day day of Month A.D. Year

SHARES .01 EACH

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	-as tenants in common	UNIF GIFT MIN ACT -	.... Custodian .... (Cust) (Minor)
TEN ENT	-as tenants by the entireties		under Uniform Gifts to Minors
JT TEN	-as joint tenants with right of survivorship and not as tenants in common		Act .... (State)

Additional abbreviations may also be used though not in the above list.

For value received, _______________ *hereby sell, assign and transfer unto*

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

____

____

of the shares represented by the within Certificate, and do hereby irrevocably constitute and appoint ____

_______________________ *its attorney-in-fact to transfer such shares on the books of the within Corporation, with full power of substitution.*

Dated [•].

In presence of

____

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.